UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

INTERNATIONAL FOOD PRODUCTS GROUP, INC.
(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

(1)     Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities to which transactions applies:
(3)     Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
(2)     Form, schedule or registration statement no.:
(3)     Filing party:
(4)     Date filed:

For Additional Information Contact:
Gary Henrie, ESQ.
702-616-3093

INTERNATIONAL FOOD PRODUCTS GROUP, INC.
170 Newport Center Drive, Suite 260
Newport Beach, CA 92660
TELEPHONE (800) 941-2354

July 31, 2006

To Our Stockholders:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, July 19, 2006, that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of resolutions which will accomplish the following:

•	Amend our articles of incorporation to increase the number of our authorized shares of common stock from 300,000,000 shares to 600,000,000 shares.

We have consenting stockholders who hold 142,640,029 common shares that are issued and outstanding. These consenting stockholders will vote in favor of the proposed corporate actions. Accordingly, these shareholders will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

This information statement is being mailed on or about July 31, 2006 to all stockholders of record as of July 19, 2006.

We appreciate your continued interest in INTERNATIONAL FOOD PRODUCTS GROUP,
INC.

Joseph R. Rodriguez, Jr.
President

INTERNATIONAL FOOD PRODUCTS GROUP, INC.
170 Newport Center Drive, Suite 260
Newport Beach, CA 92660
TELEPHONE (800) 941-2354

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This information statement discloses an action by the holders of a majority of the votes of our stock and is being furnished to the holders of record at the close of business on July 19, 2006, the record date, of the outstanding common of INTERNATIONAL FOOD PRODUCTS GROUP, INC., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an:

•	Amendment of our articles of incorporation to increase the number of our authorized shares of common stock from 300,000,000 shares to 600,000,000 shares.

This information statement will be sent on or about July 31, 2006 to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on July 19, 2006, as the record date for determining the stockholders entitled to notice of the above noted action. The amendment to our articles of incorporation require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.

The quorum necessary to conduct business of the stockholders consists of a majority of the common stock issued and outstanding as of the record date. As of the record date, 272,483,501 shares of the common stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.

We have consenting stockholders who hold 142,640,029 shares who will vote in favor of the proposed corporate action. These shareholders will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

Shareholders have no dissenters’ rights or rights of appraisal in connection with the action being taken by the consenting shareholders.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 300,000,000 shares to 600,000,000 shares of common stock.

At the present time, ARTICLE III of our Articles of Incorporation reads as follows:

ARTICLE III

SHARES

The aggregate number of shares which the corporation is authorized to issue is three hundred million (300,000,000) common shares with each share having a par value of one thousandth dollar ($.001). The corporation is authorized to issue more than one class or series of stock, and the Board of Directors' of the corporation, in accordance with Section 78.195 of the General Corporation Law of the State of Nevada, is vested with authority to prescribe the price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. The corporation shall have one or more classes or series of stock that together (a) have unlimited voting rights and (b) are entitled to receive the net assets of the corporation upon dissolution. All shares of stock shall be fully paid and nonassessable.

If approved by the shareholders, ARTICLE III of the Articles of Incorporation will be amended to read as follows:

ARTICLE III

SHARES

The aggregate number of shares which the corporation is authorized to issue is six hundred million (600,000,000) common shares with each share having a par value of one thousandth dollar ($.001). The corporation is authorized to issue more than one class or series of stock, and the Board of Directors' of the corporation, in accordance with Section 78.195 of the General Corporation Law of the State of Nevada, is vested with authority to prescribe the price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. The corporation shall have one or more classes or series of stock that together (a) have unlimited voting rights and (b) are entitled to receive the net assets of the corporation upon dissolution. All shares of stock shall be fully paid and nonassessable.

If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

At the present time, the Company does not generate sufficient revenue from business operations to cover all of the expenses of operating the business. From time to time, it has been necessary for the board of directors it issue common stock in exchange for the settlement of debt owed by the Company and to pay employees and consultants for services rendered to the Company. It may also be necessary for the Company to sell equity capital in order to obtain working capital or to acquire assets or businesses that are important or may be important to the company. At the present time, there are 272,483,501 shares issued and outstanding and only 300,000,000 shares authorized. Therefore, the board of directors believes that it is prudent and necessary to authorize the issuance of additional shares to support the day to day operations of the Company in the manner set forth above in this paragraph. The board of directors therefore recommends the approval of the amendment to the articles of incorporation increasing the number of authorized shares.

VOTE REQUIRED

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment of our articles of incorporation increasing the number of our authorized common shares.

Our board of directors recommends that shareholders vote FOR the amendment of our articles of incorporation increasing the number of our authorized common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership of our common stock by each person known by us to beneficially own more than 5% of our common stock outstanding as of July 19, 2006, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

	Common	Percent of
Name and Address	Shares	Class (1)

Richard Damion (2)	57,643,457	20.7%
170 Newport Center Drive, Suite 260
Newport Beach, CA 92660

Joseph R. Rodriguez, Jr. (3)	38,814,574	13.9%
170 Newport Center Drive, Suite 260
Newport Beach, CA 92660

Robert George	6,349,998	2.3%
170 Newport Center Drive, Suite 260
Newport Beach, CA 92660

All executive officers and directors	102,808,029	36.1%
as a group (three)

(1) All percentages are calculated by giving effect to the potential exercise of options held by the applicable person, entity or group, but without giving effect to the potential exercise of options held by any other person, entity or group.

(2) Of the 57,643,457 common shares held by Mr. Damion, 51,643,457 shares are owned outright. The remaining 6,000,000 shares are shares which can be acquired by Mr. Damion through the exercise of options.

(3) Of the 38,814,574 common shares held by Mr. Rodriguez, 32,814,574 shares are owned outright. The remaining 6,000,000 shares are shares which can be acquired by Mr. Rodriguez through the exercise of options.